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                                                                     EXHIBIT 5.1


                              JONES & KELLER, P.C.
                                ATTORNEYS AT LAW
                           A PROFESSIONAL CORPORATION
                           1625 BROADWAY, SUITE 1600
                             DENVER, COLORADO 80202
                           TELEPHONE: (303) 573-1600
                           FACSIMILE: (303) 573-0769


                                 April 8, 1997


Vectra Banking Corporation
1650 South Colorado Boulevard, Suite 320
Denver, Colorado 80222

Re:  Registration Statement on Form S-2

Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-2 filed by Vectra Banking Corporation (the "Company") and VBC Capital I ("VBC Capital") with the Securities and Exchange Commission on April 8, 1997 relating to a public offering by VBC Capital of up to 700,000 __% Cumulative Capital Securities (the "Capital Securities"), please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado.

         2. The Guarantee, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Debentures, when issued and paid for as contemplated by the Registration Statement, will be validly issued obligations of the Company enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

         Capitalized terms used herein shall have the definitions given to such terms in the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

Very truly yours,

JONES & KELLER, P.C.





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